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Exhibit 99.1

                                    PPOL, INC.

NEWS RELEASE
________________________________________________________________________________
FOR RELEASE: IMMEDIATELY

                   NEW PRODUCT ROLLOUT - INTRODUCING THE SF-70

AJOL ANNOUNCES THE MUCH AWAITED SF-70, THE NEWEST VERSION OF ITS MOJICO FLAGSHIP PRODUCT WITH NEW FEATURES AND ENHANCEMENTS

August 29, 2003, Orange, California - AJOL, PPOL Inc.'s wholly owned operating subsidiary, formally announced today the release of its newest version of its MOJICO flagship product, the SF-70, a multi-functional machine with networking capabilities combining the attributes of a telephone and fax machine with full I-Mode e-mail and database search capabilities.

With the new functions and enhancements, the MOJICO has been taken to the next level of sophistication, yet remains very user friendly. The SF-70's new features and enhancements include:

         o IP telephone functionality without requiring a computer for user communication cost reduction.
         o    Built-in 5.1" color display monitor
         o    Print preview capability on monitor display
         o    E-mail arrival Alert function
         o    Online 24/7, no dial-up connections needed
         o    L-Mode* compatible
         o    Facsimile functions now uses plain paper

The Company is very excited with the SF-70's potential contribution to the future results of its operations. *L-Mode is an internet portal service and enables access to information services, transaction services, e-mail and other services.

This press release may contain statements that qualify as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and PPOL, Inc. assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise. PPOL, Inc.'s actual results could differ materially from those described in this press release as a result of various factors, including the acceptance by customers of AJOL's products and AJOL's ability to gain and maintain distributor support. These factors and other factors which may effect future operating results are discussed under "RISK FACTORS" in the Form 10-K for the year ended March 31, 2003, as well as other reports, including Form 10-Qs, which PPOL, Inc. has filed with the Securities and Exchange Commission.

CONTACT:
PPOL, INC.
INVESTOR RELATIONS
1 City Boulevard West, Suite 870
Orange, California  92868
Tel. (714) 221-7250
Fax: (714) 221-7260
E-mail: INVESTORRELATIONS@PPOLUSA.COM